Exhibit 10.2

                              EMPLOYMENT AGREEMENT


               I, Thomas C. Ruffing, agree to the terms and conditions of employment with Capital Trust, Inc. ("CT") and CT Investment Management Co., LLC ("CTIMCO," and together with CT, the "Company") set forth in this Employment Agreement (this "Agreement") dated as of August 4, 2006 ("Effective Date").

               1. Term of Employment. My employment under this Agreement shall commence effective as of the Effective Date and shall end on December 31, 2008 ("Expiration Date") or such earlier date on which my employment is terminated under Section 5 of this Agreement (the period from the Effective Date through the Expiration Date, or such earlier termination as provided for herein being referred to herein as the "Term"). If the Company continues to employ me beyond the Expiration Date without entering into a written agreement extending the term of this Agreement, except as provided in a new written employment agreement between the Company and me, I shall continue to receive the base salary in effect as of the Expiration Date for as long as I remain employed by the Company, but all other obligations and rights under this Agreement shall prospectively lapse as of the Expiration Date, except my right to payment of compensation accrued or earned prior to the Expiration Date or any other rights which by their terms extend beyond the Expiration Date, including the Company's ongoing indemnification obligation under Section 4, any post-termination payment provisions under Section 5(a), my confidentiality and other obligations under
Section 6, and our mutual arbitration obligations under Section 8, and I thereafter shall be an at-will employee of the Company.

               2. Nature of Duties. I shall be the Company's Chief Credit Officer and Head of Asset Management and shall have all of the customary powers and duties associated with those positions. I shall devote my full business time and effort to the performance of my duties for the Company. I shall be subject to the Company's policies, procedures and approval practices, as generally in effect from time to time and made known to me, to the extent consistent with this Agreement. I shall not, while employed by the Company, engage in, accept employment from or provide services to any other person, firm, corporation, governmental agency or other entity; provided, however, that subject to Section 6(c) hereof, I may (a) devote a reasonable amount of time to civic activities, provided that such activities do not conflict with or detract from my diligent performance of my duties hereunder.

               3. Place of Performance. I shall be based in New York City, except for required travel on the Company's business.

               4. Compensation and Related Matters.

                     (a) Base Salary. The Company shall pay me base salary at an annual rate of $250,000, subject to future upward adjustments at the discretion of the Company's Board of Directors ("Board"). My base salary shall be paid in conformity with the Company's salary payment practices generally applicable to senior Company executives.

                     (b) Annual Bonuses; Annual Long Term Equity Incentive Grants. The Company shall pay me annual bonuses and grant me annual long term equity incentives, determined as follows:

                             (i) For calendar year 2006 and each subsequent full
calendar year of the Term, I shall be eligible to receive an annual bonus from the Company ("Annual Bonus"), payable no later than 90 days after the end of the calendar year in respect of which the bonus is awarded, in such amount as may be determined by the Board in its sole and absolute discretion, but in no event less than $250,000 per year.

                             (ii) I shall be eligible for such other bonuses and
other incentive compensation under bonus and incentive stock plans (including plans that provide for performance compensation tied to carried interest and incentive investment management fees from funds under management) generally available to other senior Company executives as the Compensation Committee determines in its sole discretion.

                     (c) Restricted Stock.

                             (i) As of the Effective Date,  pursuant to the 2004
Long Term Incentive Plan (the "LTIP"), the Company shall grant to me 19,510 Restricted Shares of Class A common stock of CT (the "Initial Grant"). The Initial Grant shall (unless my employment has earlier terminated or as otherwise provided for herein) vest as follows: (I) 50% of the shares shall vest in two equal installments at the end of 2007 and 2008, and (II) 50% of the shares shall be structured as a "Performance Compensation Award" pursuant to Section 10(b) of the LTIP, and shall vest on the Expiration Date, subject to satisfaction of the Grant Performance Hurdle (as defined below), measured for the period commencing on the Effective Date and ending on the Expiration Date. For purposes of this Agreement, "Grant Performance Hurdle" shall mean a total shareholder return of 13% per annum (consisting of declared dividends, plus share price growth, plus any other property or consideration received by shareholders in connection with their ownership of Class A common stock of CT). All dividends that are earned and accrue with respect to all vested and unvested Restricted Shares issued pursuant to the Initial Grant shall be currently paid to me. For the purpose of calculating whether the Grant Performance Hurdle has been achieved, the starting and ending share price shall be determined based on the average closing price of the Class A common stock of CT for the ten trading day periods which end on the Effective Date and on the third anniversary of the Effective Date.

                     (d) Performance Compensation Award. As of the Effective Date, pursuant to the LTIP, the Company shall grant to me a Performance Compensation Award that provides for cash payments to me equal to 4% of any payments received by the Company as incentive management fees paid by CT Mezzanine Partners III, Inc. ("Fund III") (representing 10% of the fees allocated to employees of the Company). The Performance Compensation Award shall (unless otherwise provided for herein) vest as follows: 65% shall be vested as of the Effective Date and the remaining 35% shall be vested upon the Company's receipt of the incentive management fees.

                     (e) Standard Benefits. During my employment, I shall be entitled to participate in all employee benefit plans and programs, including paid vacations, to the same extent generally available to other senior Company executives, in accordance with the terms of those plans and programs.

                     (f) Indemnification. The Company shall extend to me the same indemnification arrangements as are generally provided to other senior Company executives, including after the termination of my employment.

                     (g) Expenses. I shall be entitled to receive prompt reimbursement, which the Company shall make within two and one-half months after I submit adequate documentation, for all reasonable and customary travel and business expenses I incur in connection with my employment but I must incur and account for those expenses in accordance with the policies and procedures established by the Company.

                     (h) Sarbanes-Oxley Act Loan Prohibition. To the extent that any Company benefit, program, practice, arrangement, or this Agreement would or might otherwise result in my receipt of an illegal loan ("Loan"), the Company shall use reasonable efforts to provide me with a substitute for the Loan that is lawful and of at least equal value to me.

               5. Termination.

                     (a) Rights and Duties. If my employment is terminated, I shall be entitled to the amounts or benefits shown on the applicable row of the following table, subject to the balance of this Section 5 and to the terms and conditions set forth in Section 13, below. The Company and I shall have no further obligations to each other, except the Company's ongoing indemnification obligation under Section 4, my confidentiality and other obligations under
Section 6, and our mutual arbitration obligations under Section 8, or as set forth in any written agreement I subsequently enter into with the Company.

--------------------------- ----------------------------------------------------
DISCHARGE                   Payment or provision when due of (1) any unpaid base
FOR CAUSE                   salary,  expense  reimbursements,  and vacation days
                            accrued prior to termination of employment,  and (2)
                            other  unpaid  vested   amounts  or  benefits  under
                            Company compensation,  incentive,  and benefit plans
                            (including,  without  limitation  vested interests I
                            may have with respect to Fund II and Fund III or any
                            previous  grant  of  equity).  In  addition,  I  may
                            continue to exercise my vested options for up to the
                            earlier of (a) the  expiration  date of such options
                            or (b) the date 90 days following my termination.
--------------------------- ----------------------------------------------------
DISABILITY                  Same as for "Discharge for Cause" EXCEPT that (1) my
                            base salary,  less any payments I receive  under any
                            state-mandated or other disability insurance policy,
                            shall   continue   for  six  months   following   my
                            termination,  (2) I shall be  entitled  to receive a
                            pro-rated  Annual  Bonus  for the  year in  which my
                            disability became effective hereunder,  based on the
                            number of days I worked for the  Company  that year,
                            (3)  the  Company  shall  pay  the  COBRA   premiums
                            associated   with   continuing   medical   insurance
                            coverage for my benefit and the benefit of my
--------------------------- ----------------------------------------------------


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



--------------------------- ----------------------------------------------------
                            spouse and dependent children for one year following
                            my  disability  effective  date,  and  (IV)  I  will
                            continue   to  vest  for  one  year   following   my
                            disability  effective date in all awards  previously
                            granted  to  me,  and  in   determining   the  Grant
                            Performance  Hurdle  for any  remaining  performance
                            vesting   period,   I  will  be  credited  with  the
                            shareholder  return for the full year  preceding the
                            year of my disability effective date. In addition, I
                            may continue to exercise my options that are granted
                            or first vest after 2004 until the later of December
                            31 of the year in which my employment terminates and
                            the date two and one-half months after my employment
                            terminates  (but in no event  after  the  expiration
                            date of such options).
--------------------------- ----------------------------------------------------
DISCHARGE  OTHER THAN       Same as for  "Discharge  for Cause"  EXCEPT that, in
FOR CAUSE OR DISABILITY     exchange for my execution of a release in accordance
                            with  this  section,  (1) I  shall  be  entitled  to
                            receive a lump-sum  payment  equal to the greater of
                            (x) the  sum of my  base  salary  and  Annual  Bonus
                            payable through  December 31, 2008 or (y) the sum of
                            (I) one year of my base  salary and (II) the highest
                            Annual  Bonus  paid to me during  the Term,  (2) all
                            restricted  stock grants made prior  thereto and the
                            Initial Grant shall  immediately  vest in full,  (3)
                            the  Performance  Compensation  Award  described  in
                            Section 4(d), above, shall immediately vest in full,
                            (4) I may  continue to exercise my options  that are
                            granted  or first vest after 2004 until the later of
                            December  31 of the  year  in  which  my  employment
                            terminates  and the  date  two and  one-half  months
                            after  my  employment  terminates  (but in no  event
                            after the expiration  date of such options,  and (5)
                            the Company shall pay the COBRA premiums  associated
                            with continuing  medical  insurance  coverage for my
                            benefit and the  benefit of my spouse and  dependent
                            children   for  18  months   following  my  date  of
                            discharge or such earlier time I shall obtain comparable coverage through another employer.

--------------------------- ----------------------------------------------------
RESIGNATION WITHOUT GOOD    Same as for "Discharge for Cause."
REASON
--------------------------- ----------------------------------------------------

RESIGNATION   WITH  GOOD    Same  as  for "Discharge Other  Than  for  Cause  or
REASON                      Disability."
--------------------------- ----------------------------------------------------

DEATH Same as for "Discharge for Cause" EXCEPT that (1) my legal representative shall be entitled to receive any death benefits payable under the life insurance maintained on my behalf by the Company as well as any earned but as of yet unpaid bonus amounts from the year preceding the date of my death, (2) any equity and performance compensation awards I have shall continue to vest for one year following the date of my death, and in determining the Grant
                            Performance Hurdle for any remaining performance vesting period, my estate will be credited with the shareholder return for the full year preceding the year of my death, (3) the Company shall pay the COBRA premiums associated with continuing medical insurance
--------------------------- ----------------------------------------------------

--------------------------- ----------------------------------------------------
                            coverage for the benefit of my spouse and dependent children for one year following my date of death, and (4) my options that are granted or first vest after 2004 may continue to be exercised until the later of December 31 of the year in which my employment terminates and the date two and one-half months after my employment terminates (but in no event after the expiration date of such options.
--------------------------- ----------------------------------------------------


                      (b) Discharge for Cause. The Company may terminate my employment at any time if the Board has Cause to terminate me. For purposes of this Agreement, "Cause" is defined as:

                             (i)  Fraud  and  Dishonesty.  My  commission  of  a
willful act of fraud, embezzlement or misappropriation of any money or properties of the Company or its affiliates (other than an insubstantial and unintentional misappropriation that has been remedied within 10 days after the Company provides me with notice of such misappropriation).

                             (ii) Criminal Act. My conviction of a felony or any
material violation of any federal or state securities law (whether by plea of nolo contendere or otherwise) or my being enjoined from violating any federal or state securities law or being determined to have violated any such law.

                             (iii) Reckless  Conduct.  My engaging in willful or
reckless misconduct in connection with any property or activity, the purpose or effect of which materially and adversely affects the Company and/or its subsidiaries and affiliates, and/or their predecessors and successors (collectively, the "Group").

                             (iv) Substance  Abuse.  My repeated and intemperate
use of alcohol or illegal drugs after written notice from the Board that such use, if continued, would result in the termination of my employment hereunder.

                             (v)  Breach of  Agreement.  My  failure  to cure my
material breach of any of my obligations under this Agreement (other than by reason of physical or mental illness, injury, or condition) after having received 10 days' notice from the Board of the breach.

                             (vi) Barred  from  Office.  My  becoming  barred or
prohibited by the SEC from holding my position with the Company.

                             (vii) Material  Breach of Company Policy or Code of
Ethics. My material breach of any Company policy (provided that I have been provided with a copy of or access to, or am otherwise aware of, the policy) or of the Company's Code of Ethics.

                             (viii)  Failure to  Perform  Duties.  My  continued
failure or refusal to perform any material duty or responsibility under this Agreement (other than by reason of physical or mental illness, injury, or condition) after having received 10 days' notice from the Board.

                      (c) Termination for Disability. Except as prohibited by applicable law, the Company may terminate my employment on account of Disability, or may transfer me to inactive employment status, which shall have the same effect under this Agreement as a termination for Disability. "Disability" means a physical or mental illness, injury, or condition that prevents me from performing substantially all of my duties under this Agreement for at least 120 consecutive calendar days or for at least 180 calendar days, whether or not consecutive, in any 365 calendar day period, or is likely to do so, as certified by a physician selected by the Board.

                      (d) Discharge Other Than for Cause or Disability. The Company may terminate my employment at any time for any reason, and without advance notice. If I am terminated by the Company other than for Cause under
Section 5(b) or Disability under Section 5(c), I will only receive the special benefits provided for a Discharge other than for Cause or Disability under
Section 5(a) if I sign a separation agreement and general release in the form attached hereto as Schedule A and do not thereafter revoke the release.

                      (e) Resignation. If I resign other than for Good Reason, the Company may accept my resignation effective on the date set forth in my notice or any earlier date. If I resign other than for Good Reason, I agree that the Restricted Period (as defined in Section 6(b)) shall begin on the date of my resignation. If I resign for Good Reason, my employment will end on my last date of work and I will receive the benefits to which I am entitled under Section 5(a), but only if I sign the separation agreement and general release described in Section 5(d), above, and I do not thereafter revoke the release. "Good Reason" means that, without my express written consent and through no fault of my own, one or more of the following events occurred after my execution of this
Agreement:

                             (i)  Demotion.  My title and  responsibilities  are
substantially and adversely diminished during the Term.

                             (ii) Compensation  Reduction.  My cash compensation
provided for under this Agreement is materially reduced.

                             (iii) Relocation.  The Company requires me, without
my consent, to be based at any office or location outside of a 40-mile radius of midtown Manhattan, New York, New York.

                             (iv) Breach of Promise.  The Company  fails to cure
its material breach of this Agreement within thirty business days after I give it written notice thereof.

                             (v)  No  Comparable   Offer  Following   Change  of
Control. The Company is involved in a Change in Control (as defined below) and I am not offered a position by the acquiring entity (or the Company's successor, as the case may be) comparable to the position I held with the Company prior to the Change in Control. For purposes of this section, "Change in Control" shall mean:

                                   (1) a merger or  acquisition  in which 50% or
more of the Company's voting stock outstanding after the merger or acquisition is held by holders different from those who held the Company's voting stock immediately prior to such merger or acquisition;

                                   (2) the sale,  transfer or other  disposition
of all or substantially all of the assets of the Company in liquidation or dissolution of the Company;

                                   (3) a transfer of all or substantially all of
the Company's assets pursuant to a partnership or joint venture agreement or similar arrangement where the Company's resulting interest is or becomes less than 50%;

                                   (4) on or after the Effective  Date, a change
in ownership of the Company through an action or series of transactions, such that any person is or becomes the beneficial owner, directly or indirectly, of 50% or more of the Company's voting stock; or

                                   (5) a change occurs in the composition of the
Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with a solicitation subject to Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act of 1934, as amended, or other actual or threatened solicitation of proxies or consents by or on behalf of an entity other than the Board shall not be so considered as a member of the Incumbent Board.

               However, an event that is or would constitute Good Reason shall cease to be Good Reason if: (1) I do not give the Company written notice of my intent to terminate my employment within 45 days after I have objective notice that a Good Reason event has occurred; (2) the Company reverses the action or cures the default that constitutes Good Reason within 30 days after I notify it in writing that Good Reason exists before I terminate employment; or (3) I was a primary instigator of the Good Reason event and the circumstances make it inappropriate for me to receive Good Reason resignation benefits under this Agreement.

                      (f) Death. If I die while employed under this Agreement, the payments required by Section 5(a) in the event of my death shall be made.

               6. Confidentiality and Other Obligations.

                      (a) Confidential Information. During the term of my employment, in exchange for my promises to use such information solely for the Company's benefit, the Company has provided and will continue to provide me with Confidential Information concerning, among other things, its business, operations, clients, investors, and business partners. "Confidential Information" refers to information not generally known by others in the form in which it is used by the Company, and which gives the Company a competitive advantage over other companies which do not have access to this information, including secret, confidential, or proprietary information or trade secrets of the Company and its subsidiaries and affiliates, conveyed orally or reduced to a tangible form in any medium, including information concerning the operations, future plans, customers, business models, strategies, and business methods of the Company and its subsidiaries and affiliates, as well as information about the Company's active and prospective investors, clients and business partners and their respective investment preferences, risk tolerances, portfolio allocations and amounts, cash flow requirements, contact information, and other information about how to best serve their needs and preferences. "Confidential Information" does not include information that (i) I knew prior to my employment with the Company, (ii) subsequently came into my possession other than through my work for the Company and not as a result of a breach of any duty owed to the Company, or (iii) is generally known within the relevant industry.

                      (b) Promise Not to Disclose. I promise never to use or disclose any Confidential Information before it has become generally known within the relevant industry through no fault of my own. I agree that this promise shall never expire.

                      (c) Promise Not to Solicit. Because my position enables me to learn Confidential Information regarding the investors in the Company and its funds and how best to serve them, I further agree that, during the "Restricted Period" (as defined below) (1) as to any investor in the Company (or in any investment fund or vehicle owned, managed, or established by the Company) with whom I had dealings or about whom I acquired proprietary information during my employment, I will not solicit or attempt to solicit (or assist others to solicit) the investor to invest in or do business with any person, entity, or investment fund or vehicle other than the Company (or its funds or vehicles); and (2) I will not solicit or attempt to solicit (or assist others to solicit) for employment any person who is, or within the preceding six months was, an officer, manager, employee, or consultant of the Company. I agree that the restrictions set forth in this paragraph should not prohibit me from engaging in my livelihood and do not foreclose my working with investors not identified in this paragraph.

                      The "Restricted Period" shall mean the period of my employment with the
Company and:

                             (i) Twelve (12)  months  after my  termination  for
Cause under Section 5(b), resignation without Good Reason under Section 5(e), or resignation with Good Reason under Section 5(e)(v); and

                             (ii) Six (6) months after my resignation  with Good
Reason under Section 5(e)(i) through (iv).

                      (d) Promise Not to Engage in Certain Employment. I agree that, during the Restricted Period, I will not, without the prior written consent of the Board, accept any employment, provide any services, advice or information; or assist or engage in any activity (whether as an employee, consultant, or in any other capacity, whether paid or unpaid) with (1) any specialty finance firm or investment management company focused on commercial real estate-related debt instruments or (2) any business that, as of the date of my termination, directly competes with the Company.

                      (e) Return of Information. When my employment with the Company ends, I will promptly deliver to the Company, or, at its written instruction, destroy, all documents, data, drawings, manuals, letters, notes, reports, electronic mail, recordings, and copies thereof, of or pertaining to it or any other Group member in my possession or control. In addition, during my employment with the Company or the Group and thereafter, I agree to meet with Company personnel and, based on knowledge or insights I gained during my employment with the Company and the Group, answer any question they may have related to the Company or the Group.

                      (f) Intellectual Property. Intellectual property (including such things as all ideas, concepts, inventions, plans, developments, software, data, configurations, materials (whether written or machine-readable), designs, drawings, illustrations, and photographs, that may be protectable, in whole or in part, under any patent, copyright, trademark, trade secret, or other intellectual property law), developed, created, conceived, made, or reduced to practice during my Company employment (except intellectual property that has no relation to the Group or any Group customer that I developed, etc., purely on my own time and at my own expense), shall be the sole and exclusive property of the Company, and I hereby assign all my rights, title, and interest in any such intellectual property to the Company.

                      (g) Enforcement of This Section. This section shall survive the termination of this Agreement for any reason. I acknowledge that (a) my services are of a special, unique, and extraordinary character and it would be very difficult or impossible to replace them, (b) this section's terms are reasonable and necessary to protect the Company's legitimate interests, (c) this section's restrictions will not prevent me from earning or seeking a livelihood,
(d) this section's restrictions shall apply wherever permitted by law, and (e) my violation of any of this section's terms would irreparably harm the Company. Accordingly, I agree that, if I violate any of the provisions of this section, the Company or any Group member may be entitled to seek, in addition to other remedies available to it, an injunction to be issued by any court of competent jurisdiction restraining me from committing or continuing any such violation.

               7. Notice.

                      (a) To the Company. I will send all communications to the Company in writing, by mail, hand delivery or facsimile, addressed as follows (or in any other manner the Company notifies me to use):

                             Capital Trust, Inc.
                             Attention: Mr. John R. Klopp
                             410 Park Avenue, 14th Floor
                             New York, New York 10022
                             Fax: (212) 655-0044
                             Tel.: (212) 655-0220

               With copy to: Martin L. Edelman, Esq.
                             Michael L. Zuppone, Esq.
                             Paul, Hastings, Janofsky & Walker LLP
                             75 East 55th Street
                             New York, New York 10022-3205

                      (b) To Me. All communications from the Company to me relating to this Agreement must be sent to me in writing at my Company office or in any other manner I notify the Company to use.

                      (c) Time Notice Deemed Given. Notice shall be deemed to have been given when delivered or, if earlier (1) when mailed by United States certified or registered mail, return receipt requested, postage prepaid, or (2) faxed with confirmation of delivery, in either case, addressed as required in this section.

               8. Arbitration of Disputes. Except for the Company's right to seek injunctive relief in accordance with Section 6(g), above, all disputes between the Company and me are to be resolved by final and binding arbitration in accordance with the separate Arbitration Agreement attached as Schedule B to this Agreement. This section shall remain in effect after the termination of this Agreement.

               9. Amendment. No provisions of this Agreement may be modified, waived, or discharged except by a written document signed by a duly authorized Company officer and me. Thus, for example, promotions, commendations, and/or bonuses shall not, by themselves, modify, amend, or extend this Agreement. A waiver of any conditions or provisions of this Agreement in a given instance shall not be deemed a waiver of such conditions or provisions at any other time.

               10.    Interpretation;    Exclusive    Forum.    The    validity,
interpretation, construction, and performance of this Agreement shall be governed by the laws of the state of New York (excluding any that mandate the use of another jurisdiction's laws). Any litigation, arbitration, or similar proceeding with respect to such matters only may be brought within that state, and all parties to this Agreement consent to that state's jurisdiction and agree that venue anywhere in that state would be proper.

               11. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, me and my estate, but I may not assign or pledge this Agreement or any rights arising under it, except to the extent permitted under the terms of the benefit and compensation plans in which I participate.

               12. Taxes. I am solely responsible for the payment of any tax liabilities (including any taxes and penalties arising under Section 409A of the Internal Revenue Code (the "Code") that may result from any payments or benefits that I receive pursuant to this Agreement. The Company shall not have any obligation to pay, mitigate, or protect me from any such tax liabilities. Nevertheless, if the Company reasonably determines that my receipt of payments or benefits pursuant to Section 5 above would cause me to incur liability for additional tax under Section 409A of the Code, then the Company may in its discretion suspend such payments or benefits until the end of the six-month period following termination of my employment (the "409A Suspension Period"). As soon as reasonably practical after the end of the 409A Suspension Period, the Company will make a lump sum payment to me, in cash, in an amount equal to any payments and benefits that the Company does not make during the 409A Suspension Period. Thereafter, I will receive any remaining payments and benefits due pursuant to Section 5 in accordance with the terms of that Section (as if there had not been any suspension beforehand). The Company shall withhold taxes from payments it makes pursuant to this Agreement as it determines to be required by applicable law.

               13. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

               14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute the same instrument.

               15. Entire Agreement. All oral or written agreements or representations, express or implied, with respect to the subject matter of this Agreement are set forth in this Agreement. Notwithstanding the foregoing, I agree to comply with the Company's policies and Code of Ethics.

--------------------------------------------------------------------------------
I ACKNOWLEDGE THAT ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN THE COMPANY AND ME RELATING TO THE SUBJECTS COVERED IN THIS AGREEMENT ARE CONTAINED IN IT AND THAT I HAVE ENTERED INTO THIS AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE COMPANY OTHER THAN THOSE CONTAINED IN THIS AGREEMENT ITSELF.

I FURTHER ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT, THAT I UNDERSTAND ALL OF IT, AND THAT I HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH MY PRIVATE LEGAL COUNSEL AND HAVE AVAILED MYSELF OF THAT OPPORTUNITY TO THE EXTENT I WISHED TO DO SO. I UNDERSTAND THAT BY SIGNING THIS AGREEMENT I AM GIVING UP MY RIGHT TO A JURY TRIAL.
--------------------------------------------------------------------------------


Dated:  August 4, 2006                         CAPITAL TRUST, INC.

                                               By:  /s/   John R. Klopp
                                                    -------------------
                                               Name:   John R. Klopp
                                               Title:  Chief Executive Officer

Dated:  August 4, 2006                         CT INVESTMENT MANAGEMENT CO., LLC


                                               By:  /s/   John R. Klopp
                                                    -------------------
                                               Name:   John R. Klopp
                                               Title:  Chief Executive Officer





Dated:  August 4, 2006                         /s/ Thomas C. Ruffing
                                               ---------------------
                                               THOMAS C. RUFFING

                                   SCHEDULE A

                    SEPARATION AGREEMENT AND GENERAL RELEASE
                    ----------------------------------------

        This SEPARATION AGREEMENT AND GENERAL RELEASE ("Release") made this ___ day of _________, ____ by and between Capital Trust, Inc. ("CT") and CT Investment Management Co., LLC ("CTIMCO," and together with CT, the "Company"), on the one part, and Thomas C. Ruffing ("Executive"), on the other:

        In exchange for the mutual promises exchanged herein and other good and valid consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.      Employment Termination

        Executive agrees that his employment with the Company has ended or will end on [date]. Executive will be entitled to those separation and other benefits as set forth in his Employment Agreement with the Company dated as of [date].

2.      Claims Released

        In exchange for the benefits provided herein, Executive irrevocably and unconditionally releases the Company, its current or former parents, subsidiaries, or affiliates, their past, present, or future employees or agents, their successors, their benefit plans and the administrators of such plans (collectively, the "Released Parties"), from all known or unknown claims that Executive presently may have arising out of his employment with, or separation from, the Company, other than claims (i) seeking enforcement of this Release,
(ii) for vested awards or benefits under the Company's employee benefit plans, including the 2004 Long-Term Incentive Program, and (iii) to indemnification and coverage under the Company's directors and officers' insurance policies ("Claims"). The Claims Executive is releasing include, without limitation, claims under the Age Discrimination in Employment Act of 1967 ("ADEA"), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act, the Family and Medical Leave Act, the New York State Human Rights Law; the New York City Human Rights Law; or any other federal, state, or local common law, statute, regulation, or law of any other type. Executive acknowledges that he is releasing Claims he knows he has and Claims he may not know he has, and understands the significance of doing so.

3.      Pursuit of Released Claims

        Executive agrees to withdraw with prejudice all complaints or charges, if any, he has filed against any Released Party with any agency or court. Executive agrees that he will never file any lawsuit or complaint against them based on the Claims purportedly released in this Release. Executive promises never to seek any damages, remedies, or other relief for himself personally (any right to which he hereby waives) by filing or prosecuting a charge with any administrative agency with respect to any Claim purportedly released by this Release. Executive
promises  to  request  any   administrative   agency  or  other  body   assuming
jurisdiction of any such lawsuit, complaint, or charge to withdraw from the matter or dismiss the matter with prejudice.

4.      Nonadmission of Liability

        Executive agrees that this Release is not an admission of guilt or wrongdoing by the Released Parties and acknowledges that the Released Parties do not believe or admit that they have done anything wrong.

5.      Confidentiality and Non-Disparagement

        Executive agrees to keep the fact and terms of this Release in strict confidence. Executive agrees not to disclose this document, its contents or subject matter to any person other than his immediate family, attorney, accountant or income tax preparer, or otherwise as required by law. Executive agrees that he will not denigrate, disparage, defame, impugn, or otherwise damage or assail the reputation or integrity of the Company or any Released Party.

6.      Consideration of Release

        Executive acknowledges that, before signing this Release, he was given at least 21 calendar days to consider this Release. Executive waives any right he might have to additional time beyond this consideration period within which to consider this Release. Executive acknowledges that: (a) he took advantage of that time to consider this Release before signing it; (b) he carefully read this Release; (c) he fully understands what this Release means; (d) he is entering into it voluntarily; (e) he is receiving valuable consideration in exchange for his execution of this Release that he would not otherwise be entitled to receive; and (f) the Company, in writing, encouraged him to discuss this Release with his attorney (at his own expense) before signing it, and that he did so to the extent he deemed appropriate. Executive may revoke his release of claims under the ADEA within seven (7) days after he signs this Release, in which case he will not be entitled to receive all of the benefits set forth herein.

7.      Miscellaneous

        This Release sets forth the entire agreement between Executive and the Company pertaining to the subject matter of this Release. This Release may not be modified or canceled in any manner except by a writing signed by both Executive and an authorized Company official. Executive acknowledge that the Company has made no representations or promises to him other than those in this Release. If any provision in this Release is found to be unenforceable, all other provisions will remain fully enforceable. It is not necessary that the Company sign this Release for it to become binding on both Executive and the Company. This Release binds Executive's heirs, administrators, representatives, executors, successors, and assigns, and will inure to the benefit of the Released Parties and their heirs, administrators, representatives, executors, successors, and assigns. This Release shall be construed as a whole according to its fair meaning; it shall not be construed strictly for or against Executive or the Released Parties. Unless the context indicates otherwise, the term "or" shall be deemed to include the term "and" and the singular or plural number shall be deemed to include the other. Disputes under this

Release are to be resolved in accordance with the existing arbitration agreement between the parties. Except to the extent governed by federal law, this Release shall be governed by the statutes and common law of the State of New York (excluding any that mandate the use of another jurisdiction's laws). Section headings in this Agreement are included for convenience of reference only and shall not be a part of this Agreement for any other purpose.

--------------------------------------------------------------------------------
TAKE THIS RELEASE HOME, READ IT, AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT. THIS RELEASE INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.
--------------------------------------------------------------------------------


Date:  ________________________              CAPITAL TRUST, INC.

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________



Date:  ________________________              CT INVESTMENT MANAGEMENT CO., LLC

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________



Date:  _____________________________         ___________________________________
                                             THOMAS C. RUFFING

                                   SCHEDULE B



                      MUTUAL AGREEMENT TO ARBITRATE CLAIMS
                      ------------------------------------

               I recognize that differences may arise between Capital Trust, Inc. ("CT") and CT Investment Management Co., LLC ("CTIMCO," and together with CT, the "Company"), on the one part, and me, on the other part, during or following my employment with the Company, and that those differences may or may not be related to my employment. I understand and agree that by entering into this Agreement to Arbitrate Claims ("Agreement"), I anticipate gaining the benefits of a speedy, impartial dispute-resolution procedure.

               Except as provided in this Agreement, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this Agreement. To the extent that the Federal Arbitration Act either is inapplicable, or held not to require arbitration of a particular claim or claims, New York law pertaining to agreements to arbitrate shall apply.

               I understand that any reference in this Agreement to the Company will be a reference also to all of its subsidiary and affiliated entities, all benefit plans, the benefit plans' sponsors, fiduciaries, administrators, and affiliates, and all successors and assigns of any of them.

               Claims Covered by the Agreement
               The Company and I mutually consent to the resolution by arbitration of all claims or controversies ("claims"), past, present or future, which arise, directly or indirectly, out of my employment (or its termination) or the business of the Company, that the Company may have against me or that I may have against the Company or against its officers, directors, employees or agents in their capacity as such or otherwise. The claims covered by this
Agreement  include,   but  are  not  limited  to,  claims  for  wages  or  other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, sexual orientation, religion, national origin, age, marital status, or medical condition, handicap or disability); and claims for violation of any federal, state, or other governmental law, statute, regulation, or ordinance, except claims excluded elsewhere in this Agreement.

               Except as otherwise provided in this Agreement, both the Company and I agree that neither of us shall initiate or prosecute any lawsuit or administrative action (other than an administrative charge of discrimination to the EEOC or similar fair employment practices agency, or an administrative charge within the jurisdiction of the National Labor Relations Board or U.S. Department of Labor), in any way related to any claim covered by this Agreement.

               Claims Not Covered by the Agreement
               This Agreement does not cover claims for workers' compensation or unemployment compensation benefits; or any claim as to which final and binding arbitration cannot be required as a matter of law.

               Claims, either by the Company or by me, seeking injunctive relief for alleged violations of intellectual property rights and non-disclosure and non-solicitation covenants also are not covered by this Agreement (although all other aspects of such claims, including any claims for damages, are covered by this Agreement).

               Required Notice of All Claims and Statute of Limitations
               The Company and I agree that the aggrieved party must give written notice of any claim to the other party no later than the applicable Statute of Limitations as may be prescribed by law.

               Written notice to the Company, or its officers, directors, employees or agents, shall be sent to the addresses set forth in my Employment Agreement. I will be given written notice at the last address recorded in my personnel file.

               The written notice shall identify and describe the nature of all claims asserted and the facts upon which such claims are based. The notice shall be sent to the other party by certified or registered mail, return receipt requested.

               Representation
               Any  party  may  be   represented   by  an   attorney   or  other
representative selected by the party.

               Discovery
               Each party shall have the right to take the  deposition  of three
(3) individuals and any expert witness designated by another party. Each party also shall have the right to make requests for production of documents to any party. The subpoena right specified below shall be applicable to discovery pursuant to this paragraph. Additional discovery may be had where the arbitrator selected pursuant to this Agreement so orders, upon an appropriate showing of justification.

               Designation of Witnesses
               At least 30 days before the arbitration, the parties must exchange lists of witnesses, including any expert, and copies of all exhibits intended to be used at the arbitration.

               Subpoenas
               Each party shall have the right to subpoena witnesses and documents for the arbitration.

               Arbitration Procedures
               The arbitration will be held under the auspices of the American Arbitration Association ("AAA").

               The  Company  and I  agree  that,  except  as  provided  in  this
Agreement, the arbitration shall be in accordance with the AAA's National Rules for Resolution of Employment Disputes (or other then-current employment arbitration procedures). The arbitrator shall be either a retired judge, or an attorney licensed to practice law in the state in which the arbitration is convened and with demonstrated experience and expertise in executive compensation matters (the "Arbitrator"). The arbitration shall take place in or near the city in which I am or was last employed by the Company.

               The Arbitrator shall be selected as follows. The sponsoring organization shall give each party a list of 11 arbitrators drawn from its panel of employment dispute arbitrators. Each party may strike all names on the list it deems unacceptable. If only one common name remains on the lists of all parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the lists of all parties, the parties shall strike names alternately from the list of common names until only one remains. The party who did not initiate the claim shall strike first. If no common name exists on the lists of all parties, the sponsoring organization shall furnish an additional list and the process shall be repeated. If no arbitrator has been selected after two lists have been distributed, then the parties shall strike alternately from a third list, with the party initiating the claim striking first, until only one name remains. That person shall be designated as the Arbitrator.

               The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. If the parties' dispute concerns a contract in which the parties have included a choice of law provision, the Arbitrator shall apply the law as designated by the parties. The Arbitrator is without jurisdiction to apply any different substantive law, or law of remedies. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to any claim that all or any part of this Agreement is void or voidable. The arbitration shall be final and binding upon the parties, except as provided in this Agreement.

               The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person, as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.

               Either   party  may  obtain  a  court   reporter   to  provide  a
stenographic record of proceedings.

               Either party, upon request at the close of hearing, shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator.

               The Arbitrator shall render a written award and opinion in the form setting forth his/her findings and conclusions.

               Either party shall have the right, within 20 days of issuance of the Arbitrator's opinion, to file with the Arbitrator a motion to reconsider (accompanied by a supporting brief), and the other party shall have 20 days from the date of the motion to respond. The Arbitrator thereupon shall reconsider the issues raised by the motion and, promptly, either confirm or change the decision, which (except as provided by this Agreement) shall then be final and conclusive upon the parties.

               Arbitration Fees and Costs
               The Company will be responsible for paying any filing fee and the fees and costs of the Arbitrator and the arbitration; provided, however, that if I am the party initiating the claim, I am responsible for contributing an amount equal to the filing fee to initiate a claim in the court of general jurisdiction in the state in which I am (or was last) employed by the Company. Each party shall pay for its own costs and attorneys' fees, if any. However, if any party prevails on a statutory claim which affords the prevailing party attorneys' fees, or if there is a written agreement providing for fees, the Arbitrator may award reasonable fees to the prevailing party, under the standards for fee shifting provided by law.

               Judicial Review
               Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award.

               Interstate Commerce
               I   understand   and  agree  that  the   Company  is  engaged  in
transactions involving interstate commerce and that the Federal Arbitration Act applies to this Agreement.

               Requirements for Modification or Revocation
               This Agreement to arbitrate shall survive the termination of my employment. It can only be revoked or modified by a writing signed by the parties which specifically states an intent to revoke or modify this Agreement.

               Sole and Entire Agreement
               This is the complete agreement of the parties on the subject of arbitration of disputes. This Agreement supersedes any prior or contemporaneous oral or written understandings on the subject. No party is relying on any representations, oral or written, on the subject of the effect, enforceability or meaning of this Agreement, except as specifically set forth in this Agreement.

               Severability
               If any provisions of this Agreement are adjudged to be void or otherwise unenforceable, in whole or in part, such adjudication shall not affect the validity of the remainder of the Agreement, as the parties hereto intend to create a binding agreement to arbitrate regardless of the unenforceability of any particular term or terms.

               Consideration
               The promises by the Company and by me to arbitrate differences, rather than litigate them before courts or other bodies, provide consideration for each other.

               Voluntary Agreement
               I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT, THAT I UNDERSTAND ITS TERMS, THAT ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN THE COMPANY AND ME RELATING TO THE SUBJECTS COVERED IN THE AGREEMENT ARE CONTAINED IN IT, AND THAT I HAVE ENTERED INTO THE AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE COMPANY OTHER THAN THOSE CONTAINED IN THIS AGREEMENT ITSELF.

               I UNDERSTAND THAT BY SIGNING THIS AGREEMENT    employee initials
I AM GIVING UP MY RIGHT TO A JURY TRIAL.
                                                              -----------------

               I FURTHER ACKNOWLEDGE THAT I HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH MY PRIVATE LEGAL COUNSEL AND HAVE AVAILED MYSELF OF THAT OPPORTUNITY TO THE EXTENT I WISH TO DO SO.



Dated:  August __, 2006                        CAPITAL TRUST, INC.

                                               By:  ________________________
                                               Name:   John R. Klopp
                                               Title:  Chief Executive Officer

Dated:  August __, 2006                        CT INVESTMENT MANAGEMENT CO., LLC


                                               By:  ________________________
                                               Name:   John R. Klopp
                                               Title:     _____________________





Dated:  August __, 2006                        ____________________________
                                               THOMAS C. RUFFING